Exhibit 4.5

                                                                      401(k) and
                                                          Profit-Sharing Version


                    MODEL AMENDMENT TO DAVIS, GRAHAM & STUBBS
                       PROTOTYPE DEFINED CONTRIBUTION PLAN


     Davis, Graham & Stubbs LLP, as sponsor, has amended the Davis, Graham & Stubbs Prototype Defined Contribution Plan (the "Plan") to comply with the Uniformed Services Employment and Reemployment Rights Act and Internal Revenue Code ss. 414(u) effective December 12, 1994 and to comply with Revenue Ruling 94-76 effective January 1, 1995 as follows:

I.   Effective December 12, 1994:

     A. Section 12.8 of the Plan has been amended by changing the Section number to 12.10.

     B.   A new section 12.8 is added as follows:

          "12.8 COMPLIANCE WITH UNIFORMED SERVICES EMPLOYMENT AND REEMPLOYMENT RIGHTS ACT -- Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Internal Revenue Code."

     C.   The following sentence is added to the end of Section 7.10(b):

          "Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Internal Revenue Code."

II.  Effective January 1, 1995:

     A.   A new section 12.9 is added as follows:

          "12.9 TRANSFERS FROM A QUALIFIED MONEY PURCHASE PENSION PLAN -- Notwithstanding any provision of this plan to the contrary, to the extent that any optional form of benefit under this plan permits a distribution prior to the employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of section 414(1) of the Internal Revenue Code, to this plan from a money purchase pension plan qualified under section 401(a) of the Internal Revenue Code."

Date:  June 30, 1997